SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 7, 2005

           UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION
           ----------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Nevada                    0001332751                  20-3014499
------------------------      ---------------------       ----------------------
(State of Incorporation)      (Commission File No.)          (I.R.S. Employer
                                                          Identification Number)

            14255 US Highway 1, Suite 2180, Juno Beach, Florida 33408
            ---------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (561) 868-2071
                  ---------------------------------------------
              (Registrant's Telephone Number, including area code)

                               PROCORE GROUP, INC.
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 8.01 OTHER EVENTS

      On June 17, 2005, ProCore Group, Inc., a California corporation, entered into a Plan and Agreement of Merger with its subsidiary, Universal Property Development and Acquisition Corporation, a Nevada corporation, pursuant to action of the board and shareholders and in conformance with Nevada and California law. The Articles of Merger (Exhibit A) were filed as required by Nevada law and notification of this merger was filed with the California Secretary of State as required by the California Corporations Code. The Plan and Agreement of Merger was duly approved and executed by the constituent corporations. As a result of this action, the outstanding shares of the corporation were reduced from nearly 300,000,000 to approximately 3,000,000.

      The Plan and Agreement of Merger (Exhibit B) and the Articles of Incorporation (Exhibit C) of Universal establish that Universal shall be authorized to issue a total of 2,500,000,000 shares of stock with 2,000,000,000 of those shares being common stock .001 par value. In addition, the Board of Directors of Universal is authorized to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock. The Board of Directors may be made up of 5 members each elected to concurrent annual terms. The Board of Universal as existed prior to the merger survives the merger. It has scheduled regular meetings and will act as necessary to pursue the objectives of the company, including the acquisition of underperforming commercial and residential real estate and redevelopment of proven mineral opportunities through joint ventures with underfunded property owners and leaseholders.

      On July 11, 2005, Universal was issued a new trading symbol and issued a press release announcing the merger. Universal will trade on the OTC BB under the trading symbol UPDA and the new CUSIP number for its common stock is 91379U 10 5.

      The Board of Universal voted to engage the services of Integrity Stock Transfer as transfer agent, replacing Olde Monmouth Stock Transfer.

      The Board of Universal approved a Resolution terminating certain service agreements with and/or rejecting certain proposals from 10 and Ten Marketing and Payment Solutions and their principals.

      The current members of the Board of Universal are: Kamal Abdallah, Chairman, Christopher J. McCauley, Secretary, and Steven Barrera.

      Mr. Abdallah has approximately fifteen years experience in commercial real estate investment and development. Mr. Abdallah attended Oakland Community College and Oakland University in Michigan where he focused his studies in the area of accounting and finance.

      Mr. McCauley is a graduate of The Ohio State University and
Cleveland-Marshall College of Law and has been in private practice in Cleveland, Ohio for nearly twenty years. He has extensive experience in commercial and real estate law on which topics he has lectured and conducted seminars. Mr. McCauley is a member of the American Trial Lawyers' Association, The American Bar Association and the Ohio Bar Association.

      Mr. Barrera received a degree in marketing from St. Mary's University in San Antonio Texas and has 30 years experience in real estate development and construction. For over 17 years, Mr. Barrera has performed large loss mitigation for insurance firms such as Lloyd's of London, AIG, Royal Insurance, CIGNA and USAA as well as for the United States Department of Agriculture and Department of Labor.

      The new phone number of Universal is (561) 868-2071.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Property Development and Acquisition Corporation. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2005

                                        UNIVERSAL PROPERTY DEVELOPMENT AND
                                        ACQUISITION CORPORATION


                                        By: /s/ Kamal Abdallah
                                            ------------------
                                            Kamal Abdallah, Chairman and CEO